Exhibit 99.1

Regal Entertainment Group Reports Results for the Fiscal First Quarter of 2005,
Announces Pending Acquisition of Eastern Federal Theatres
and Declares Quarterly Dividend of $0.30 per Share

Knoxville, Tennessee – April 28, 2005 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal first quarter 2005 results.

Total revenues for the quarter ended March 31, 2005 were $577.0 million, a 6.8% increase compared to total revenues of $540.5 million for the comparable quarter ended April 1, 2004.  Net income totaled $13.1 million in the first quarter of 2005 compared to net income of $22.8 million in the comparable quarter of 2004.  Adjusted earnings per diluted share, excluding merger and restructuring expenses and amortization of deferred stock compensation (net of related tax effect)(1), was $0.09 for the first quarter of 2005 compared to $0.16 in the first quarter of 2004.  Total Adjusted EBITDA(2) of $102.3 million for the quarter ended March 31, 2005 increased 5.1% from $97.3 million in the comparable period in 2004 and represented a Total Adjusted EBITDA margin of 17.7%.  The results of operations for the Company include the results of operations for the acquired Signature Theatres for all periods subsequent to September 30, 2004.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Today Regal also announced its pending acquisition of Eastern Federal Theatres for approximately $127.6 million in cash.  The acquisition of the Eastern Federal circuit will add a total of 22 theatres and 238 screens and enhance Regal’s presence in Florida, North Carolina and South Carolina.  Consummation of the acquisition is subject to customary closing conditions and is expected to be completed by the end of the Company’s third fiscal quarter of 2005.

Regal’s Board of Directors also today declared a cash dividend of $0.30 per Class A and Class B common share.  The dividend is payable on June 16, 2005, to stockholders of record on June 8, 2005.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“During the first quarter, we grew revenue by 6.8% and total adjusted EBITDA by 5.1% despite a tough quarter comparison,” stated Mike Campbell, CEO of Regal Entertainment Group’s theatre operations and Co-CEO of Regal Entertainment Group.  “Today, we are also pleased to announce the pending acquisition of the Eastern Federal Theatres circuit, which represents a modern group of theatres in the Southeast,” Campbell continued.

Also in the first quarter, Regal continued its strategy of expanding its ancillary businesses by consolidating the operations of its cinema advertising and new business development subsidiary, Regal CineMedia, with the cinema advertising business of AMC Entertainment Inc.® into a new joint venture, National CineMedia LLC.

“The creation of National CineMedia continues the transformation and growth of the cinema advertising industry initiated by Regal CineMedia and National Cinema Network over the last few years,” said Kurt Hall, Chief Executive Officer of Regal CineMedia and Co-CEO of Regal Entertainment Group.  “National

CineMedia’s leading distribution technology and focused sales team are expected to ultimately deliver greater revenue to both owner circuits,” Mr. Hall continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss first quarter 2005 results on April 28, 2005 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 800-310-8725 (Domestic) and 312-461-1932 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 888-203-1112 (Domestic) and 719-457-0820 (International) and enter the conference ID #4303765. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

Annual Meeting:

Stockholders are cordially invited to attend the Annual Meeting of Stockholders of Regal Entertainment Group, which will be held on May 11, 2005 at 12:00 p.m. (Eastern Time) at our offices located at 7132 Regal Lane, Knoxville, Tennessee 37918.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,264 screens in 553 locations in 40 states. Regal operates approximately 18% of all indoor screens in the United States including theatres in 44 of the top 50 U.S. markets and growing suburban areas.  We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through its investment in National CineMedia LLC, further realize cinema advertising, marketing and other revenue enhancing opportunities by utilizing Regal’s existing asset base.

Additional information is available on the Company’s Web site at www.REGmovies.com or www.regalcinemedia.com

Financial Contact:	Media Contact:

Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters Ended 3/31/05 and 4/1/04

(dollars in millions, except per share data)

	Quarter Ended
	Mar. 31,	Apr. 1,
	2005	2004
Revenues:
Admissions	$388.8	$368.9
Concessions	149.6	136.7
Other operating revenues	38.6	34.9
Total revenues	577.0	540.5

Operating expenses:
Film rental and advertising costs	198.9	181.2
Cost of concessions	22.4	20.2
Rent expense	74.5	68.8
Other operating expenses	161.8	157.4
General and administrative expenses	17.1	15.6
Merger and restructuring expenses and amortization of deferred stock compensation	1.7	1.8
Depreciation and amortization	48.2	43.2
Net loss (gain) on disposal and impairment of operating assets	2.9	(1.1)
Gain on lawsuit settlement	—	(8.2)

Income from operations	49.5	61.6

Interest expense, net	27.9	19.2
Minority interest in earnings of consolidated subsidiaries	—	1.1
Other, net	—	3.4
Income before income taxes	21.6	37.9
Provision for income taxes	8.5	15.1
Net income	$13.1	$22.8

Diluted earnings per share	$0.09	$0.16
Adjusted diluted earnings per share, excluding merger and restructuring expenses and deferred stock compensation expense, net of related tax effect	$0.09	$0.16

Weighted average number of diluted shares outstanding (in millions):	153.7	145.7

Consolidated Summary Balance Sheet Information

(dollars in millions)

	As of	As of
	Mar. 31,	Dec. 30,
	2005	2004
Cash and cash equivalents	$191.5	$243.9
Total assets	2,460.1	2,542.4
Total debt	1,996.9	2,005.8
Stockholders’ equity	56.8	69.0

Operating Data

	Quarter Ended
	Mar. 31,	Apr. 1,
	2005	2004
Theatres at period end	553	545
Screens at period end	6,264	6,020
Average screens per theatre	11.3	11.0
Attendance (in thousands)	58,612	57,302
Average ticket price	$6.63	$6.44
Average concessions per patron	$2.55	$2.39

Reconciliation of Net Income to Total EBITDA and Net Cash Provided by Operating Activities

(dollars in millions)

	Quarter Ended
	Mar. 31,	Apr. 1,
	2005	2004
Net income	$13.1	$22.8
Interest expense, net	27.9	19.2
Provision for income taxes	8.5	15.1
Depreciation and amortization	48.2	43.2
Total EBITDA	97.7	100.3

EBITDA – Theatre group, net of inter-company eliminations	91.8	89.7
EBITDA – Regal CineMedia	5.9	10.6

Total EBITDA	97.7	100.3
Interest expense, net	(27.9)	(19.2)
Provision for income taxes	(8.5)	(15.1)
Deferred income taxes	(1.5)	0.1
Changes in operating assets and liabilities	(37.0)	(41.9)
Other items, net	4.4	1.4
Net cash provided by operating activities	$27.2	$25.6

Reconciliation of Total EBITDA to Total Adjusted EBITDA

(dollars in millions)

	Quarter Ended
	Mar. 31,	Apr. 1,
	2005	2004
Total EBITDA	$97.7	$100.3
Net loss (gain) on disposal and impairment of operating assets	2.9	(1.1)
Gain on lawsuit settlement	—	(8.2)
Merger and restructuring expenses and amortization of deferred stock compensation	1.7	1.8
Minority interest and other, net	—	4.5
Total Adjusted EBITDA (2)	$102.3	$97.3

Adjusted EBITDA – Theatre group, net of inter-company eliminations	$96.4	$86.6

Adjusted EBITDA – Regal CineMedia	$5.9	$10.7

Free Cash Flow
(dollars in millions)

	Quarter Ended
	Mar. 31,	Apr. 1,
	2005	2004
Net cash provided by operating activities	$27.2	$25.6
Capital expenditures	(30.7)	(17.7)
Proceeds from asset sales	0.9	24.6
Free cash flow (2)	$(2.6)	$32.5

Reconciliation of Earnings Per Diluted Share

(dollars in millions, except per share data)

	Quarter Ended
	Mar. 31,	Apr. 1,
	2005	2004
Net income	$13.1	$22.8
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	1.0	1.1
Net income excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect	$14.1	$23.9

Weighted average number of diluted shares	153.7	145.7
Adjusted earnings per diluted share excluding merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect (1)	$0.09	$0.16
Earnings per diluted share	$0.09	$0.16

(1)   We have included adjusted earnings per diluted share, which excludes merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effect, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)   Total Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, gain on lawsuit settlement, merger and restructuring expenses and amortization of deferred stock compensation, gain/loss on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $102.3 million, or 17.7% of total revenues, for the quarter ended March 31, 2005.  We believe Total EBITDA, Total Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005.  Total EBITDA, Total Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.